                                                                EXHIBIT 23.5



                        CONSENT OF INDEPENDENT AUDITORS


THE MEMBERS
866 U.N. PLAZA ASSOCIATES LLC


         We consent to the incorporation by reference in the Prospectus Supplement dated March 26, 1997, to the Prospectus dated December 26, 1995, of Vornado Realty Trust of our report dated January 15, 1997, except for Note 2, as to which the date is March 12, 1997, on the financial statements of 866 U.N. Plaza Associates LLC (formerly 866 U.N. Plaza Associates), as of December 31, 1996 and 1995, and the related statements of operations, changes in Partners' capital and cash flows for each of the years in the three-year period ended December 31, 1996, which report appears in the Form 8-K of Vornado Realty Trust dated March 12, 1997, and to the reference to our firm under the heading "Experts" in the Prospectus Supplement.




                                            Friedman Alpren & Green LLP



New York, New York
March 26, 1997